SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          THE GOLDMAN SACHS GROUP, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                   13-4019460
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


             85 BROAD STREET, NEW YORK, NEW YORK       10004
          (Address of Principal Executive Offices)   (Zip Code)


If this form relates to the If this form relates to the registration of a class of securities registration of a class of securities pursuant to Section 12(b) of the pursuant to Section 12(g) of the
Exchange   Act   and   is   effective      Exchange   Act   and   is   effective
pursuant   to   General   Instruction      pursuant   to   General   Instruction
A.(c), check the following box. [X]        A.(d), check the following box. [_]

Securities Act registration statement file number to which this form
relates:   333-30288
          (If applicable)



        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered
  0.25% EXCHANGEABLE NOTES DUE 2007                AMERICAN STOCK EXCHANGE, INC.
(EXCHANGEABLE FOR COMMON STOCK OF EMC
            CORPORATION)


        Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The material set forth in (i) the section captioned "Description of Notes We May Offer" in the registrant's registration statement on Form S-1 (No. 333-30288) and (ii) the section "Specific Terms of Your Note" in the Prospectus Supplement No. 90, dated March 15, 2000 to the registrant's Prospectus, dated February 16, 2000, are each incorporated herein by reference.

ITEM 2.  EXHIBITS.

     1. Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 6 to the registrant's registration statement on Form 8-A (No. 001-14965).

     2. Form of The Goldman Sachs Group, Inc.'s 0.25% Exchangeable Notes due 2007 (Exchangeable for Common Stock of EMC Corporation).

                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: March 21, 2000                      THE GOLDMAN SACHS GROUP, INC.


                                          By:  /s/ Dan H. Jester
                                             -----------------------------------
                                             Name:  Dan H. Jester
                                             Title: Vice President and Treasurer